                                POWER-OF-ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Fred H. Langhammer, Robert J. Bigler and Paul E. Konney, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2000 of The Estee Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Signature                          Title                                     Date
                 ---------                          -----                                     ----
     /s/ Leonard A. Lauder                          Chairman of the Board                     September 18, 2000
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           Leonard A. Lauder


     /s/ Ronald S. Lauder                           Director                                  September 18, 2000
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           Ronald S. Lauder


     /s/ William P. Lauder                          Director                                  September 18, 2000
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           William P. Lauder


     /s/ Fred H. Langhammer                         Chief Executive Officer                   September 18, 2000
------------------------------------------          and Director
           Fred H. Langhammer                       (Principal Executive Officer)


    /s/ Richard D. Parsons                          Director                                  September 18, 2000
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           Richard D. Parsons


     /s/ Marshall Rose                              Director                                  September 18, 2000
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           Marshall Rose


     /s/ P. Roy Vagelos                             Director                                  September 18, 2000
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           P. Roy Vagelos


     /s/ Faye Wattleton                             Director                                  September 18, 2000
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           Faye Wattleton


     /s/ Robert J. Bigler                           Senior Vice President                     September 18, 2000
------------------------------------------          and Chief Financial
           Robert J. Bigler                         Officer (Principal Financial and
                                                    Accounting Officer)